UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                                  July 25, 2006

                  BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC.

               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

          DELAWARE                   000-23889             76-0553110
(STATE OF OTHER JURISDICTION OF     (COMMISSION         (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)       FILE NO.)         IDENTIFICATION NO.)

       6160 STONERIDGE MALL ROAD, SUITE 250, PLEASANTON, CALIFORNIA, 94588
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                                 (925) 251-0000
               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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                                TABLE OF CONTENTS
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Items 1.01        Entry into a Material Definitive Agreement

                  Signatures

Items 1.01        Entry into a Material Definitive Agreement

      On July 25, 2006, BrightStar Information Technology Group, Inc., a Delaware corporation (the "Company") entered into a Stock Purchase Agreement (the "Agreement") with Harold Kraft, an individual ("Kraft"), Pat Dane, an individual ("Dane"), and MyPublicInfo, Inc., a Delaware corporation ("MPI"). MPI engages in the business of providing background check information as well as other tools designed to prevent identity theft through its website, www.mypublicinfo.com (the "Business"). Pursuant to the Agreement, the Company is to exchange 1,984,273 shares of a new Series B Preferred Stock ("Series B Preferred Stock") in exchange for all of the issued and outstanding common stock of MPI.

      In addition, the Company has agreed to negotiate in good faith employment agreements with principals of MPI and entered into a management and administrative services agreement with MPI. The Company is required by the terms of the agreement to invest up to $5 million in MPI to be used for working capital and investment purposes.

      The material terms of the Series B Preferred Stock as as follows:

      i. the holders are to receive, in the aggregate, 70% of the "net profits" of MPI's business. The Series B Preferred Stock Certificate of Designations defines net profits as: "the amount of net profits of MPI as determined under U.S. Generally Accepted Accounting Principles, minus any reserve as the board of directors of MPI, in their sole and absolute discretion, decide to establish, or any amount that the board of directors of MPI in their sole and absolute discretion, decide to retain or invest in MPI."

      ii. the holders are to receive 70% of the "net proceeds" upon a sale of MPI. "Net proceeds is defined as: "the gross cash proceeds, and the Fair Market Value of any property received in connection therewith, of a Sale of MPI transaction, less (ii) all expenses thereof, including, without limitation, reasonable attorneys', accountants' and other professional fees, brokers' fees, all reasonable expenses of sale, closing costs, appraisal costs, transfer taxes, recording fees, charges and taxes, including unincorporated business taxes allocable to such Sale of MPI transaction, the payment of which is deferred to be paid out of such Net Proceeds of a Sale of MPI transaction, (ii) $5 million, and (iii) any reserves for such purposes as the Board of Directors of MPI, in their sole and absolute discretion, decide to establish."

      iii. each share is entitled to one vote on all Company matters submitted to a vote of the shareholders and shall vote together with the Company's common stock.

      The Closing under the agreement is subject to the fulfillment of the closing conditions set forth therein.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned there unto duly authorized.

                                BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC.

Date: July 31, 2006             BY: /s/ John Coogan
                                    ---------------------------------
                                    John Coogan
                                    Chief Financial Officer